UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015 (December 1, 2015)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2015, AmSurg Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named on Schedule II thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters a total of 5,500,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), plus an option to purchase up to 825,000 additional shares of Common Stock, in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-205776) (the “Registration Statement”). For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 8.01. Other Events.

On December 1, 2015, the Company issued a press release announcing that it had priced its public offering of 5,500,000 shares of Common Stock plus an option to purchase up to 825,000 additional shares of Common Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement relating to the Common Stock, dated December 1, 2015, between AmSurg Corp. and SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters

5.1	Opinion of Bass, Berry & Sims PLC relating to the Company’s Common Stock (including the consent required with respect thereto)

99.1	Press release of AmSurg Corp. issued on December 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date: December 7, 2015

EXHIBIT INDEX

No.	Exhibit

1.1	Underwriting Agreement relating to the Common Stock, dated December 1, 2015, between AmSurg Corp. and SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters

5.1	Opinion of Bass, Berry & Sims PLC relating to the Company’s Common Stock (including the consent required with respect thereto)

99.1	Press release of AmSurg Corp. issued on December 1, 2015